At a Special Meeting of
Shareholders of the Fund, held at
the offices of Gemini Fund
Services, LLC, 80 Arkay Drive,
Suite 110, Hauppauge, NY 11788,
on Thursday, February 18, 2016,
shareholders of record at the
close of business on December
23, 2015 voted to approve the
following proposals:

Proposal 1: To elect Clayton
Hosterman to the Board of the
Trust.

S
h
a
r
e
s

V
o
t
e
d

I
n

F
a
v
o
r
S
h
a
r
e
s

W
i
t
h
h
e
l
d
7
,
2
8
9
,
2
9
0
9
6
,
2
9
5


 Proposal 2: To approve an
investment sub-advisory
agreement between Bluerock
Fund Advisor, LLC and RREEF
America L.L.C.

S
h
a
r
e
s

V
o
t
e
d

I
n

F
a
v
o
r
S
h
a
r
e
s

V
o
t
e
d

A
g
a
i
n
s
t
A
b
s
t
e
n
t
i
o
n
s
4
,
0
8
3
,
3
9
4
3
3
,
5
8
4
8
0
,
9
3
9